Filed Pursuant to Rule 433
                                                         File No.: 333-140720-02

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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------

                                  $578,882,000

                                 BCAP LLC TRUST
                                2007-AA3, GROUP I

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAP LLC Trust, 2007-AA3
                                     Issuer

                                    BCAP LLC
                                    Depositor

                             Wells Fargo Bank, N.A.
                              Original Loan Seller

                             Wells Fargo Bank, N.A.
                                    Servicer

                      Deutsche Bank National Trust Company
                                     Trustee

                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner



                                       1
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1337454/000091412107000651/
by7522913-s3a1.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                       2
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Transaction Summary

                                  $578,882,000
                        BCAP LLC Trust, 2007-AA3, Group I

                             Expected           Credit      Certificate     WAL
                              Ratings          Support %     Interest     (years)                 Payment   Certificate
Class     Size(1)       (S&P/Moody's/ DBRS)      (1)(2)        Rate         (3)     Collateral    Window        Type
-----   ------------   ---------------------   ---------    -----------   -------   -----------   -------   ------------
                                                       Offered Certificates
I-A-1A  $243,086,500      AAA / Aaa / AAA          16.44%      LIBOR         2.97   Hybrid ARMs   1 - 95    Super Senior
I-A-1B  $243,086,500      AAA / Aaa / AAA          16.44%      LIBOR         2.97   Hybrid ARMs   1 - 95    Super Senior
I-A-2    $54,019,000      AAA / Aaa / AAA           7.15%      LIBOR         2.97   Hybrid ARMs   1 - 95    Mezz Senior
I-M-1    $11,345,000   AA+ / Aa1 / AA (high)        5.20%      LIBOR         5.23   Hybrid ARMs   37 - 95    Mezzanine
I-M-2     $5,527,000   AA+ / Aa2 /AA (high)         4.25%      LIBOR         5.22   Hybrid ARMs   37 - 95    Mezzanine
I-M-3     $3,782,000       AA / Aa3 / AA            3.60%      LIBOR         5.22   Hybrid ARMs   37 - 95    Mezzanine
I-M-4     $3,200,000       AA / A1 / AA             3.05%      LIBOR         5.22   Hybrid ARMs   37 - 95    Mezzanine
I-M-5     $7,563,000    AA- / NR/ AA (low)          1.75%      LIBOR         5.15   Hybrid ARMs   37 - 95    Mezzanine
I-M-6     $7,273,000        A / NR / A              0.50%      LIBOR         4.22   Hybrid ARMs   37 - 81    Mezzanine


(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization and excess spread.

(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, overcollateralization, loss allocation and excess spread all as more fully described herein. The expected initial credit support percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial overcollateralization level for the Offered Certificates will equal approximately 0.50% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered Certificates will equal 0.50% of the Cut-off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the overcollateralization level at the Overcollateralization Target Amount.

(3) WALs are calculated assuming that the 10% Optional Clean-up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 25% CPR.

(4) The Class I-A-1B Certificates benefit from the Cap Agreement, if in effect, in order to make the Class I-A-1B Certificates not subject to the Group I Loan Cap. Because of the effect of the Cap Agreement on the Class I-A-1B Certificates, the Class I-A-1B Certificates are called "uncapped LIBOR floaters."


                                       3
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Tranaction Structure



                                                                                                 |-------------------|
                                                                                                 |                   |
                                                                                                 | Barclays Bank PLC |
                                                                                                 |   (Cap Provider)  |
                                                                                                 |                   |
                                                                                                 |                   |
                                                                                                 |-------------------
                                                                                                    |             ^
                                                                                                    |             |
                                                                                                    |             |
                                                                                                  Libor          Cap
                                                                                                 Payment       Payment
                                                                                                    |             |
                                                                                                    |    Offered  |
                                                                                                    v Certificates
                                                                                                   |---------------|   -------------
|---------------------|                  |---------------|                 |-------------------|---|--Class I-A-1A |->   Investors
|                     |     Mortgage     |               |    Mortgage     |                   |   |  Certificates |   -------------
|                     |----- Loans ----> |               |---- Loans ----> |                   |   |               |
|                     |                  |               |                 |                   |   |  Class I-A-1B |
|  Barclays Bank PLC  |                  |    BCAP LLC   |                 |  BCAP LLC Trust,  |   |      and      |
|      (Sponsor)      |   Class I-CE,    |  (Depositor)  |  Class I-CE,    |     2007-AA3      |   |  Class I-A-2  |
|                     |   Class I-R      |               |  Class I-R      |     (Issuer)      |   |  Certificates |
|                     |<  and Class P ---|               |< and Class P ---|                   |   |               |   -------------
|                     |   Certificates   |               |  Certificates   |                   |---|-- Class I-M   |->   Investors
|---------------------|                  |---------------|                 |-------------------|   |  Certificates |   -------------
                                                                                                   |---------------|
                                                                                                        Offered
                                                                                                      Certificates

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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Description of the Group I Mortgage Loans

The Group I Mortgage Loans are adjustable rate hybrid ARMs and are indexed to Six-Month LIBOR, One-Year LIBOR or One-Year CMT with initial rate adjustments occurring five, seven, or ten years after the date of origination. The mortgage loans are secured by first liens on one- to four-family residential properties. Approximately 85.33% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 5, 7 or 10 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. The remaining approximately 14.67% of the mortgage loans fully amortize over their original term (not more than 30-years). Below is a further summary of the collateral characteristics of the mortgage loans in Group I (as of May 1, 2007):

      o The mortgage loans were originated or acquired by Wells Fargo. The loans will be serviced by Wells Fargo.

      o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. Prepayment penalty cashflows will not be available to pay the Offered Certificates.

        Prepayment Term      No Pre Pay  12 Months   24 Months   36 Months
        Total                  95.08%      0.14%       0.12%       4.67%


      o Approximately 20.89% of the mortgage loans were originated with full documentation.

      o The two states with the largest concentration are California (approximately 43.94%) and Florida (approximately 8.51%).

      o     The non-zero weighted average FICO score is approximately 729.

      o The weighted average LTV is approximately 72.88%. The weighted average CLTV including subordinate financing at the time of origination is approximately 78.07%.

      o None of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.

        Initial Rate     % of    Gross     Net      WAM      Gross     Net     Initial Periodic  Max      Mos.
        Adjustment       Pool   WAC (%)  WAC (%)  (months)  Margin   Margin      Cap     Cap     Rate      To
                                                             (%)       (%)       (%)     (%)     (%)      Reset
        -------------------------------------------------------------------------------------------------------
                5-Year    30.81    6.545  6.295     356      2.531     2.281    5.043   1.923   11.585     56
                7-Year    17.37    6.547  6.297     355      2.508     2.258    5.247   1.984   11.794     79
               10-Year    51.82    6.624  6.374     356      2.606     2.356    5.089   1.987   11.713    116
                 Total   100.00    6.586  6.336     356      2.566     2.316    5.102   1.967   11.688     91

     Please note that the collateral information on the Mortgage Loans included herein is preliminary and subject to change.



                                       5
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


Summary of Terms

Issuer: BCAP LLC Trust 2007-AA3 will issue the Mortgage Pass-Through Certificates, Series 2007-AA3. The certificates and the mortgage loans will be divided into two separate groups ("Group I" and "Group II"). All of the references in this term sheet to mortgage loans, certificates, the interest rate swap agreement and payments made thereon relate solely to Group I.

Depositor:                    BCAP LLC.

Original Loan Seller:         Wells Fargo Bank, N.A.

Servicer:                     Wells Fargo Bank, N.A.

Trustee:                      Deutsche Bank National Trust Company.

Sole Bookrunner:              Barclays Capital Inc.

Rating Agencies:              Moody's Investors Service, Standard & Poor's, and
                              DBRS, Inc.

Cut-off Date:                 May 1, 2007.

Closing Date:                 May 31, 2007.

Distribution Date:            25th day of each month (or the next business day),
                              commencing June 2007.

Final Distribution Date:      April 2037


Offered Certificates:         The Class I-A-1A, Class I-A-1B Class I-A-2,
                              Class I-M-1, Class I-M-2, Class I-M-3,
                              Class I-M-4, Class I-M-5 and Class I-M-6
                              Certificates.

Class I-R Certificates:       Represent the residual interests in the REMICs.

Class I-CE Certificates:      The Class I-CE Certificates are not offered
                              herein. The Class I-CE Certificates will have an initial class certificate balance of approximately
                              $2,908,521, which is approximately equal to the required initial overcollateralization.

Due Period:                   With respect to any Distribution Date, the period
                              commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:            With respect to any Distribution Date is the
                              calendar month immediately preceding the month in which such Distribution Date occurs.

Optional Clean-up Call:       Under certain conditions as provided for in the
                              prospectus supplement, the holder of a majority percentage interest in the Class I-R Certificate may repurchase each of the mortgage loans when the aggregate principal balance of the mortgage loans as of the Cut-off Date is reduced to 10% of the aggregate principal balance as of the Cut-off
                              Date.

Registration:                 The Offered Certificates will be available in
                              book-entry form through DTC.

Denominations:                The Offered Certificates are issuable in minimum
                              denominations of an original amount of $25,000 and multiples of $1 in excess thereof.

Federal Tax Treatment:        The Offered Certificates will represent "regular
                              interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates.
                              You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Considerations:         The Offered Certificates generally may be
                              purchased by, on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement. Plan fiduciaries should note the additional representations deemed to be made because of the Certificate Swap Agreement, which will be described under "ERISA Considerations" in the prospectus supplement relating to the Offered
                              Certificates. In addition, the Pension Protection
                              Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

                                       6
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


SMMEA Eligibility:            The Class I-A, Class I-M-1, Class I-M-2 and Class
                              I-M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage
                              Market Enhancement Act of 1984. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You should consult you own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the Offered
                              Certificates.

Class I-A Certificates:       The Class I-A-1A, Class I-A-1B and the Class I-A-2
                              Certificates.

Class I-M Certificates:       The Class I-M-1, Class I-M-2, Class I-M-3, Class
                              I-M-4, Class I-M-5 and Class I-M-6 Certificates.

Group I Mortgage Loans:       As of the Cut-off Date, approximately $581,790,521
                              of mortgage loans.

P&I Advances:                 The Servicer will be obligated to advance, or
                              cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from further payments of the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Net Mortgage Rate:            For any mortgage loan, the then applicable
                              mortgage rate thereon minus the sum of (1) the Servicing Fee Rate and (2) any lender paid mortgage insurance premium rate, if applicable.

Servicing Fee:                With respect to each mortgage loan and any
                              Distribution Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related
                              Due Period.

Servicing Fee Rate:           The Servicing Rate for each loan will be 0.250%
                              per annum.

Accrual Period:               The period from and including the preceding
                              Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current
                              Distribution Date.

Interest Day Count:           The Trustee will calculate interest on all of the
                              classes of Certificates on an actual/360 basis and the certificates will settle flat.

Credit Support for the
Certificates:                 Subordination (includes initial
                              overcollateralization): Initially 16.44% for the
                              Class I-A-1A, Class I-A-1B Certificates, 7.15% for the Class I-A-2, 5.20% for the Class I-M-1
                              Certificates, 4.25% for the Class I-M-2
                              Certificates, 3.60% for the Class I-M-3
                              Certificates, 3.05% for the Class I-M-4
                              Certificates, 1.75% for the Class I-M-5
                              Certificates and 0.50% for the Class I-M-6
                              Certificates.

                              o   Overcollateralization ("OC")

                                    >   Initial (% Orig.)      0.50%
                                    >   OC Target (% Orig.)    0.50%
                                    >   OC Floor (% Orig.)     0.50%

                              o Excess Spread, which will initially be equal to approximately 238 bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Certificates and to replenish OC as needed.

Interest Remittance
Amount: For any Distribution Date is equal to: (a) the sum, without duplication, of: (1) all scheduled interest on the mortgage loans due on the related due date and received by the Servicer on or prior to the related date of determination, less the Servicing Fee and any payments made in respect of premiums on lender paid mortgage insurance, if applicable, (2) all interest on prepayments on the mortgage loans, (3) all advances relating to interest in respect of the mortgage loans, (4) amounts paid by the Servicer in respect of Compensating Interest, (5) the interest portion of liquidation proceeds, insurance proceeds, and condemnation proceeds of the mortgage loans received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances), and (6) the interest portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month, minus (b) (1) any Net Swap Payment due to the Certificate Swap Provider and the amount of any Swap Termination Payment due to the Certificate Swap Provider (other than Defaulted Swap Termination Payments) payable from available funds and (2) all advances made by the Servicer in respect of the mortgage loans relating to interest and certain expenses not reimbursed as of the prior due date.

                                       7
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Accrued Certificate
Interest:                     For any Distribution Date and each class of
                              certificates, interest accrued during the related accrual period at the then-applicable Certificate
                              Interest Rate on the related class certificate balance thereof immediately prior to such Distribution Date, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Certificate Interest
Rate: The Certificate Interest Rate for each class of Offered Certificates, with the exception of the Class I-A-1B Certificates, will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) the Group I Loan Cap.

                              The Certificate Interest Rate for the Class I-A-1B Certificates will be (A) for so long as the Cap Agreement with respect to the Class I-A-1B Certificates is in effect, a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin and (ii) the Group I Loan Cap and
                              (B) if the Cap Agreement with respect to the Class I-A-1B Certificates is not in effect, a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin (which margin includes the Cap Fee Rate payable to the Balance Guaranteed Cap Counterparty under the Cap Agreement) and (ii) the Group I Loan Cap.

                              The Class I-A-1B Certificates benefit from the Cap Agreement, if in effect, which provides payments to the Class I-A-1B Certificates, if needed in order to make the certificates not subject to the Class I-A-1B Certificates Rate Cap. Because of the effect of the Cap Agreement on the Class I-A-1B Certificates, the Class I-A-1B Certificates are called "uncapped LIBOR floaters."

                              Beginning on the first Distribution Date after the first possible Optional Clean-up Call, the margin for the Class I-A Certificates will increase to
                              2.0 times the original applicable margin and the margin for the Class I-M Certificates will increase to 1.5 times the original margin.

Compensating Interest:        With respect to any Distribution Date and any
                              mortgage loan that was subject to a principal prepayment in full or in part during the related
                              Prepayment Period, which principal prepayment was applied to such mortgage loan prior to such mortgage loan's due date during such Prepayment
                              Period, the amount of interest and other recoveries of principal that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayments and recoveries were applied to such mortgage loan and ending on the day immediately preceding such due date, inclusive.

Principal Remittance
Amount: For any Distribution Date, the sum of (a) the principal portion of all scheduled monthly payments on the mortgage loans on the related due date or received by the Servicer on or prior to the Servicer remittance date or advanced by the Servicer for the Servicer remittance date, (b) the principal portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; and (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, including, without limitation, the principal portion of liquidation proceeds, insurance proceeds and condemnation proceeds of the mortgage loans received during the Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed advances).

Overcollateralization
Amount: For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, after taking into account any Realized Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate class certificate balance of the Offered Certificates as of such Distribution Date.

Senior Enhancement
Percentage:                   For any Distribution Date, the percentage obtained
                              by dividing (x) the sum of (i) the aggregate class certificate balance of the Class I-M Certificates and (ii) the Overcollateralization Amount (after taking into account the distributions of the Principal Remittance Amount for that Distribution
                              Date) by (y) the aggregate principal balance of the mortgage loans for that Distribution Date.

Senior Specified
Enhancement Percentage:       14.30%

Interest Carryforward
Amount: With respect to each class of Offered Certificates and each Distribution Date, is the excess of: (a) Accrued Certificate Interest for such class with respect to prior Distribution Dates, over (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

                                       8
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Stepdown Date:                The earlier to occur of (a) the Distribution Date
                              immediately following the Distribution Date on which the aggregate class certificate balance of the Class I-A Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in June 2010 and (ii) the first distribution date on which the Senior Enhancement
                              Percentage for the Class I-A Certificates
                              (calculated for this purpose only after taking into account payments of principal applied to reduce the stated principal balance of the mortgage loans for that Distribution Date but prior to any application of principal payments to the Certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

Trigger Event:                A "Trigger Event," with respect to each
                              Distribution Date, exists if the three-month rolling average of the percent equal to the sum of the aggregate principal balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds the product of 40.00% and the Senior Enhancement Percentage or if the Cumulative Loss Test has been violated.

Overcollateralization
Floor: An amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Overcollateralization
Target Amount:                The initial OC level for the Offered Certificates
                              will equal approximately 0.50% of the Cut-off Date unpaid principal balance of the mortgage loans.
                              The Overcollateralization Target Amount for the
                              Offered Certificates will equal (i) prior to the Stepdown Date 0.50% of the Cut-off Date unpaid principal balance of the mortgage loans, (ii) on or after the Stepdown Date, if there is no Trigger
                              Event in effect, the greater of (a) 1.00% of the unpaid principal balance of the mortgage loans
                              (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) and (b) the
                              Overcollateralization Floor and (iii) on or after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the prior Distribution Date. On or after the date on which the aggregate class certificate balance of the Offered Certificates has been reduced to zero, the Overcollateralization Target
                              Amount will equal zero.

Cumulative Loss Test:         The Cumulative Loss Test is violated on any
                              Distribution Date if the aggregate amount of Realized Losses incurred on the mortgage loans since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution
                              Date.

Distribution Date:            Percentage:
------------------            -----------

June 2009 through May 2010:   0.35% with respect to June 2009, plus an
                              additional 1/12th of 0.40% for each month thereafter through May 2010.

June 2010 through May 2011:   0.75% with respect to June 2010, plus an
                              additional 1/12th of 0.25% for each month thereafter through May 2011.

June 2011 through May 2012:   1.00% with respect to June 2011 through May 2012.

June 2012 through May 2013:   1.00% with respect to June 2012, plus an
                              additional 1/12th of 0.25% for each month thereafter through May 2013.

June 2013 and thereafter:     1.25% with respect to June 2013 and thereafter.


                                       9
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Priority of Payments:         Payments on the Certificates will be made on the
                              25th day of each month (or the next business day thereafter). The Interest Remittance Amount will be distributed according to the following priority:

                              Interest Payments:
                              1. Concurrently, on a pro rata basis based upon their respective entitlements, to the holders of the Class I-A Certificates as follows:

                                   (a) to the holders of the Class I-A-1B
                              Certificates and the Cap Provider (which amount shall be payable solely from the additional interest margin, of interest that would have otherwise been payable to the Class I-A-1B Certificates on such Distribution Date had the Cap Agreement not been in effect, and will not be payable from any other funds in the trust), any related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable;

                                   (b) to the holders of the Class I-A-1A any
                              related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable;

                                   (c) to the holders of the Class I-A-2 any
                              related Accrued Certificate Interest and any unpaid Interest Carryforward Amounts for such class, as applicable;

                              2. To the holders of the Class I-M-1 Certificates,
                                 the Accrued Certificate Interest for such class;

                              3. To the holders of the Class I-M-2 Certificates,
                                 the Accrued Certificate Interest for such class;

                              4. To the holders of the Class I-M-3 Certificates,
                                 the Accrued Certificate Interest for such class;

                              5. To the holders of the Class I-M-4 Certificates,
                                 the Accrued Certificate Interest for such class;

                              6. To the holders of the Class I-M-5 Certificates,
                                 the Accrued Certificate Interest for such class;

                              7. To the holders of the Class I-M-6 Certificates,
                                 the Accrued Certificate Interest for such class; and

                              8. Any remainder to be included as Net Monthly
                                 Excess Cashflow as described below.

                                       10
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Priority of Payments          Principal Distributions:
(cont.):

                              Prior to the Stepdown Date or on a Distribution Date on which a Trigger Event is in effect, the Principal Remittance Amount will be distributed according to the following priority:

                              1. To the extent that interest funds are
                                 insufficient, any additional amounts necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                              2. To the holders of the Class I-A-1A, Class
                                 I-A-1B and Class I-A-2 Certificates, pro rata based on class certificate balances, until the class certificate balance of each such class has been reduced to zero;

                              3. To the holders of the Class I-M-1, Class I-M-2,
                                 Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, sequentially in that order, until the class certificate balance of each such class has been reduced to zero; and

                              4. Any remainder to be included as part of Net
                                 Monthly Excess Cashflow as described below.

                              On or after the Stepdown Date and on a
                              Distribution Date on which a Trigger Event is not in effect, the Principal Remittance Amount will be distributed according to the following priority:

                              1. To the extent that interest funds are
                                 insufficient, any additional amounts necessary to make a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                              2. The Class I-A Principal Distribution Amount,
                                 pro rata based on class certificate balances, to the holders of the Class I-A-1A, ClassI-A-1B and Class I-A-2 Certificates, until the class certificate balance of each such class has been reduced to zero;

                              3. To the holders of the Class I-M-1 Certificates,
                                 the Class I-M-1 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                              4. To the holders of the Class I-M-2 Certificates,
                                 the Class I-M-2 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                              5. To the holders of the Class I-M-3 Certificates,
                                 the Class I-M-3 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                              6. To the holders of the Class I-M-4 Certificates,
                                 the Class I-M-4 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                              7. To the holders of the Class I-M-5 Certificates,
                                 the Class I-M-5 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero;

                              8. To the holders of the Class I-M-6 Certificates,
                                 the Class I-M-6 Principal Distribution Amount until the class certificate balance of such class has been reduced to zero; and

                              9. Any remainder to be included as part of Net
                                 Monthly Excess Cashflow as described below.

                                       11
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Priority of Payments          Net Monthly Excess Cashflow:
(cont.):

                              With respect to any Distribution Date, any Net Monthly Excess Cashflow will be distributed according to the following priority:

                              1. To the Class I-A and Class I-M Certificates
                                 then entitled to receive distributions in respect of principal, in an amount necessary to make the Overcollateralization Amount equal to the Overcollateralization Target Amount, payable to such classes of certificates in the same priority as the Principal Remittance Amount as described under "Principal Distributions" above;

                              2. Sequentially, to the Class I-M-1, Class I-M-2,
                                 Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, in each case in an amount equal to any Interest Carryforward Amount for each such class;

                              3. Among the Class I-A Certificates, first, pro
                                 rata to the Class I-A-1A and Class I-A-1B
                                 Certificates and then to the Class I-A-2
                                 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such class;

                              4. Sequentially, to the Class I-M-1, Class I-M-2,
                                 Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                              5. Pro rata, to the Class I-A Certificates, first,
                                 based on their respective class certificate balance only with respect to the Class I-A Certificates with an outstanding Net Rate Carryover and then based on their respective remaining Net Rate Carryover amount; provided, that any Net Rate Carryover allocable to the Class I-A-1 Certificates under this clause (5), will be paid to the Balance Guaranteed Cap Counterparty to the extent any payments will be made by the Balance Guaranteed Cap Counterparty under the Cap Agreement on such Distribution Date and amounts not previously reimbursed;

                              6. Sequentially, to the Class I-M-1, Class I-M-2,
                                 Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                              7. To the Certificate Swap Account, the amount of
                                 any Defaulted Swap Termination Payment due to the Certificate Swap Provider under the Certificate Swap Agreement; and

                              8. To fund distributions to the holders of the
                                 Class I-CE and I-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

Net Rate Carryover:           If on any Distribution Date, the Certificate
                              Interest Rate for any class of Offered
                              Certificates is based upon the Group I Loan Cap, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that Distribution Date had the Certificate Interest Rate not been subject to the Group I Loan Cap, over (ii) the amount of Accrued Certificate Interest distributable on such class of certificates on that Distribution Date based on the Group I Loan Cap and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Certificate
                              Interest Rate on that class of certificates, without giving effect to the Group I Loan Cap) is the "Net Rate Carryover" on those classes of certificates.

Group I Loan Cap:             Product of:

                                    (i)  (a) the weighted average of the net
                                         mortgage rates for the Group I Mortgage
                                         Loans then in effect on the beginning
                                         of the related Due Period, minus (b)
                                         the product of (x) the Net Swap Payment
                                         plus any Swap Termination Payment
                                         (other than a Defaulted Swap
                                         Termination Payment) made to the Swap
                                         Provider, if any, from available funds
                                         expressed as a percentage, equal to a
                                         fraction, the numerator of which is
                                         equal to the Net Swap Payment plus any
                                         Swap Termination Payment (other than a
                                         Defaulted Swap Termination Payment)
                                         made to the Swap Provider from
                                         available funds and the denominator of
                                         which is equal to the aggregate
                                         principal balance of the Group I
                                         Mortgage Loans and (y) 12.

                                    (ii) a fraction, the numerator of which is
                                         30 and the denominator of which is the
                                         actual number of days in the related
                                         Interest Accrual Period.

Class I-A Principal
Distribution Amount:          The Class I-A Principal Distribution Amount is an
                              amount equal to the excess, if any, of (x) the aggregate class certificate balance of the Class
                              I-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.70% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the Due Period minus the Overcollateralization Floor.

                                       12
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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Class I-M-1 Principal
Distribution Amount:          The Class I-M-1 Principal Distribution Amount is
                              an amount equal to the excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal
                              Distribution Amount) and (ii) the class
                              certificate balance of the Class I-M-1
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) 89.60% and (ii) the principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class I-M-2 Principal
Distribution Amount:          The Class I-M-2 Principal Distribution Amount is
                              an amount equal to the excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class I-A and Class I-M-1 Certificates
                              (after taking into account the payment of the Class I-A and Class I-M-1 Principal Distribution
                              Amount) and (ii) the class certificate balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class I-M-3 Principal
Distribution Amount:          The Class I-M-3 Principal Distribution Amount is
                              an amount equal to the excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class I-A, Class I-M-1 and Class I-M-2
                              Certificates (after taking into account the payment of the Class I-A, Class I-M-1 and Class
                              I-M-2 Principal Distribution Amount) and (ii) the class certificate balance of the Class I-M-3
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) 92.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class I-M-4 Principal
Distribution Amount:          The Class I-M-4 Principal Distribution Amount is
                              an amount equal to the excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class I-A, Class I-M-1, Class I-M-2 and
                              Class I-M-3 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution
                              Amount) and (ii) the class certificate balance of the Class I-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.90% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related
                              Due Period minus the Overcollateralization Floor.

Class I-M-5 Principal
Distribution Amount:          The Class I-M-5 Principal Distribution Amount is
                              an amount equal to the excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class I-A, Class I-M-1, Class I-M-2, Class
                              I-M-3 and Class I-M-4 Certificates (after taking into account the payment of the Class I-A, Class
                              I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4
                              Principal Distribution Amount) and (ii) the class certificate balance of the Class I-M-5
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) 96.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related
                              Due Period minus the Overcollateralization Floor.

Class I-M-6 Principal
Distribution Amount:          The Class I-M-6 Principal Distribution Amount is
                              an amount equal to the excess, if any, of (x) the sum of (i) the aggregate class certificate balance of the Class I-A, Class I-M-1, Class I-M-2, Class
                              I-M-3, Class I-M-4 and Class I-M-5 Certificates
                              (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3,
                              Class I-M-4 and Class I-M-5 Principal Distribution
                              Amount) and (ii) the class certificate balance of the Class I-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related mortgage loans as of the last day of the related
                              Due Period minus the Overcollateralization Floor.

Realized Losses:              With respect to any Distribution Date and any
                              defaulted mortgage loan, the excess of the Stated
                              Principal Balance of such defaulted mortgage loan over the liquidation proceeds allocated to principal that have been received with respect to such mortgage loan on or at any time prior to the Due Period after such mortgage loan has been liquidated.

Allocation of Losses:         After the credit enhancement provided by excess
                              cashflow and overcollateralization (if any) and interest rate support provided by Net Swap
                              Payments paid to the trust have been exhausted, collections otherwise payable to the Class I-M
                              Certificates will comprise the sole source of funds from which credit enhancement is provided to the Class I-A Certificates. Realized losses are allocated to the Class I-M Certificates, beginning with the Class I-M Certificates with the lowest distribution priority, until the class certificate balance of the Class I-M Certificates has been reduced to zero. If the aggregate class certificate balance of the Class I-M Certificates is reduced to zero, any realized losses will be allocated first to the Class I-A-2 Certificates and then pro rata to the Class I-A-1A and Class
                              I-A-1B Certificates.


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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Applied Realized Loss
Amounts: If on any Distribution Date, after giving effect to the distributions described above, the aggregate class certificate balance of the Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero. After the class certificate balances of the Class I-M certificates have been reduced to zero, if the aggregate class certificate balance of the Class I-A certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class I-A Certificates in the following order: realized losses are allocated first to the Class I-A-2 Certificates and then pro rata to the Class I-A-1A and Class I-A-1B Certificates. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

                              Interest on any class of certificates, the class certificate balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the class certificate balance as so reduced unless the class certificate balance is subsequently increased due to the allocation of subsequent recoveries to the class certificate balance of such class as is further described in "Priority of Payments - Net Monthly Excess Cashflow" above.

Unpaid Realized Loss
Amount: For any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class certificate balance of that class due to the allocation of Subsequent Recoveries to the class certificate balance of that class.

Subsequent Recoveries:        Unexpected recoveries received after the
                              determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a mortgage loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any mortgage loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Certificate Swap
Agreement:                    On or before the closing date, the trust will
                              enter into an interest rate swap agreement with Barclays Bank PLC, as Certificate Swap Provider.
                              The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap Agreement, and an account will be established to deposit funds so received
                              ("Certificate Swap Account"). On each payment date, the trustee, on behalf of the trust will be obligated to make fixed payments under the Certificate Swap Agreement at a rate of 5.00 % (1) per annum and the Certificate Swap Provider will be obligated to make floating payments at one-month LIBOR (as determined pursuant to the related Certificate Swap Agreement), in each case calculated on a notional amount equal to the applicable scheduled notional amount for the related payment date, adjusted to a monthly basis.
                              With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                              To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap Provider, and to the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap Agreement will be deposited in the Certificate Swap Account and applied to make payments as described in "Distributions from the Certificate Swap Account" below. The Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the Certificate Swap Agreement is in effect, as specified in the Certificate Swap Agreement.

                              Upon early termination of either of the
                              Certificate Swap Agreement, the trust, or the Certificate Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party has caused the termination). A Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement (any such payment, a "Swap Termination Payment"). In the event that the trust is required to make a Swap Termination Payment to the Certificate Swap Provider, such amount (to the extent not paid by the trustee from any upfront payment received pursuant to any replacement Certificate Swap Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap Provider as will be further described in the prospectus supplement (a "Defaulted Swap Termination Payment"), for which payments by the trust to the Certificate Swap Provider will be subordinated to all distributions to the certificateholders.

                              (1) The swap rate may be adjusted by a multiple from 0.98 to 1.02 based on the final collateral pool.

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Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Distributions from the
Certificate Swap
Account: On or prior to each Distribution Date, following the distributions of Net Monthly Excess Cashflow described under "Priority of Payments - Net Monthly Excess Cashflow" above, the trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                              1. to the Certificate Swap Provider, the sum of
                                 (x) all Net Swap Payments and (y) any Swap
                                 Termination Payment, other than a Defaulted
                                 Swap Termination Payment, if any, owed to the Certificate Swap Provider for that Distribution Date (to the extent not previously paid by a replacement swap provider);

                              2. concurrently to the holders of the Class I-A
                                 Certificates, pro rata based on their
                                 respective entitlements, any remaining Accrued Certificate Interest and Interest Carryforward Amount;

                              3. sequentially, to the holders of the Class
                                 I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, in each case in an amount equal to any remaining Accrued Certificate Interest and Interest Carryforward Amount for such class;

                              4. concurrently, to the holders of the Class I-A
                                 Certificates, first, pro rata based on their respective class certificate balance only with respect to the Class I-A Certificates with an outstanding Net Rate Carryover and then pro rata based on their respective remaining Net Rate Carryover amount, provided, that any Net Rate Carryover allocable to the Class I-A-1 Certificates under this clause (5), will be paid to the Balance Guaranteed Cap Counterparty to the extent any payments will be made by the Balance Guaranteed Cap Counterparty under the Cap Agreement on such Distribution Date and amounts not previously reimbursed;

                              5. sequentially, to the holders of the Class
                                 I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                              6. to the extent not paid from available funds,
                                 from the Certificate Swap Account, to pay any principal on the Class I-A Certificates and on the Class I-M Certificates, in accordance with the principal payment provisions described above (under "Priority of Payments - Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target Amount as a result of current or prior Realized Losses not previously reimbursed;

                              7. Among the Class I-A Certificates, first pro
                                 rata to the Class I-A-1A and Class I-A-1B and then to the Class I-A-2, in an amount equal to the Unpaid Realized Loss Amount for such class;

                              8. sequentially, to the holders of the Class
                                 I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class;

                              9. to the Certificate Swap Provider, any Defaulted
                                 Swap Termination Payment owed to the
                                 Certificate Swap Provider for that Distribution Date; and

                              10. to the holders of the Class I-CE Certificates,
                                 any remaining amounts.

                              Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Certificate Swap Provider, only to the extent necessary to cover any Swap Termination Payment under the Certificate Swap Agreement due to a Defaulted Swap Termination Payment payable to the Swap Counterparty with respect to such Distribution Date.

Certificate Swap              Barclays Bank PLC ("Barclays").
Provider:

Balance Guaranteed Cap
Counterparty:                 Barclays Bank PLC ("Barclays Bank") is a bank
                              authorized and regulated by the United Kingdom's
                              Financial Services Authority and is a member of the London Stock Exchange. Barclays Bank engages in derivative transactions in a variety of markets. As of the date hereof, Barclays Bank is rated AA+ by Fitch Ratings Inc., AA by S&P and Aa1 by Moody's.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Cap Agreement:                On or before the closing date, the trust will
                              enter into a Cap Agreement with Barclays Bank, as Balance Guaranteed Cap Counterparty. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Cap
                              Agreement. For so long as the Cap Agreement is in effect, on each payment date, the trustee, on behalf of the trust will be obligated to make a payment under the Cap Agreement equal to the product of (i) the class certificate balance for the Class I-A-1B Certificates for such Distribution Date, (ii) the Cap Fee Rate (which product is calculated on an actual/360 basis)
                              (which amount shall be payable solely from the additional interest margin that would have otherwise been payable to the Class I-A-1B
                              Certificates on such Distribution Date had the Cap
                              Agreement not been in effect, and will not be payable from any other funds in the trust), and the Balance Guaranteed Cap Counterparty will be obligated to make a payment to the trust solely for the benefit of the Class I-A-1B Certificates equal to the product of (x) the class certificate balance for the Class I-A-1B Certificates for such Distribution Date and (y) a per annum rate equal to the excess if any of (i) one-month LIBOR plus the margin applicable when the Cap Agreement is in effect, over (ii) the Group I Loan Cap (which product is calculated on an actual/360 basis).

                              Any payment made by the Balance Guaranteed Cap Counterparty to the trust under the Cap Agreement for any Distribution Date will be payable to the Class I-A-1B Certificates on such Distribution Date prior to application of funds being allocated under "Net Excess Cash Flow" and "Distributions from the Certificate Swap Account."

                              For so long as the Cap Agreement is in effect, the effect of the Cap Agreement is to make the Class I-A-1B Certificates not subject to the Group I Loan Cap. Because of the effect of the Cap Agreement on the Class I-A-1B Certificates, the Class I-A-1B Certificates are called "uncapped LIBOR floaters."

                              The Balance Guaranteed Cap Agreement will not cover any credit related interest losses on the Mortgage Loans, prepayment interest shortfalls or any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Cap Fee Rate:                 Per annum rate payable to the Balance Guaranteed
                              Cap Counterparty. The fee will double beginning on the first Distribution Date after the first possible Optional Clean-up Call.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Swap Agreement Balance Schedule

Period       Date        Notional (1)
 ------   ------------   ---------------
     1    6/ 25/ 2007   $578,882,000.00
     2    7/ 25/ 2007   $565,093,851.00
     3    8/ 25/ 2007   $551,633,698.90
     4    9/ 25/ 2007   $538,493,748.79
     5   10/ 25/ 2007   $525,666,390.86
     6   11/ 25/ 2007   $513,144,196.03
     7   12/ 25/ 2007   $500,919,911.65
     8    1/ 25/ 2008   $488,986,457.30
     9    2/ 25/ 2008   $477,336,920.71
    10    3/ 25/ 2008   $465,964,553.77
    11    4/ 25/ 2008   $454,862,768.65
    12    5/ 25/ 2008   $444,025,133.96
    13    6/ 25/ 2008   $433,445,371.06
    14    7/ 25/ 2008   $423,117,350.45
    15    8/ 25/ 2008   $413,035,088.19
    16    9/ 25/ 2008   $403,192,742.47
    17   10/ 25/ 2008   $393,584,610.24
    18   11/ 25/ 2008   $384,205,123.91
    19   12/ 25/ 2008   $375,048,848.10
    20    1/ 25/ 2009   $366,110,476.59
    21    2/ 25/ 2009   $357,384,829.16
    22    3/ 25/ 2009   $348,866,848.63
    23    4/ 25/ 2009   $340,551,598.00
    24    5/ 25/ 2009   $332,434,257.48
    25    6/ 25/ 2009   $324,510,121.81
    26    7/ 25/ 2009   $316,774,597.50
    27    8/ 25/ 2009   $309,223,200.15
    28    9/ 25/ 2009   $301,851,551.92
    29   10/ 25/ 2009   $294,655,378.98
    30   11/ 25/ 2009   $287,630,508.99
    31   12/ 25/ 2009   $280,772,868.76
    32    1/ 25/ 2010   $274,078,481.86
    33    2/ 25/ 2010   $267,543,466.32
    34    3/ 25/ 2010   $261,164,032.43
    35    4/ 25/ 2010   $254,936,480.47
    36    5/ 25/ 2010   $248,857,198.66
    37    6/ 25/ 2010   $242,922,661.01
    38    7/ 25/ 2010   $237,129,425.31
    39    8/ 25/ 2010   $231,474,131.14
    40    9/ 25/ 2010   $225,953,497.93
    41   10/ 25/ 2010   $220,564,323.05
    42   11/ 25/ 2010   $215,303,479.97
    43   12/ 25/ 2010   $210,167,916.43
    44    1/ 25/ 2011   $205,154,652.75
    45    2/ 25/ 2011   $200,260,780.00
    46    3/ 25/ 2011   $195,483,458.40
    47    4/ 25/ 2011   $190,819,915.66
    48    5/ 25/ 2011   $186,267,445.34
    49    6/ 25/ 2011   $181,823,405.34
    50    7/ 25/ 2011   $177,485,216.33
    51    8/ 25/ 2011   $173,250,360.31
    52    9/ 25/ 2011   $169,116,379.08
    53   10/ 25/ 2011   $165,080,872.89
    54   11/ 25/ 2011   $161,141,499.02
    55   12/ 25/ 2011   $157,186,912.00
    56    1/ 25/ 2012   $148,249,053.52
    57    2/ 25/ 2012   $127,992,131.87
    58    3/ 25/ 2012   $101,153,508.57
    59    4/ 25/ 2012    $98,737,639.95
    60    5/ 25/ 2012    $96,379,359.38
    61    6/ 25/ 2012    $94,077,296.11
    62    7/ 25/ 2012    $91,830,111.98
    63    8/ 25/ 2012    $89,636,500.66
    64    9/ 25/ 2012    $87,495,186.85
    65   10/ 25/ 2012    $85,404,925.64
    66   11/ 25/ 2012    $83,364,501.64
    67   12/ 25/ 2012    $81,372,728.42
    68    1/ 25/ 2013    $79,428,447.73
    69    2/ 25/ 2013    $77,530,528.87
    70    3/ 25/ 2013    $75,677,868.03
    71    4/ 25/ 2013    $73,869,387.67
    72    5/ 25/ 2013    $72,104,035.83
    73    6/ 25/ 2013    $70,380,785.62
    74    7/ 25/ 2013    $68,698,634.51
    75    8/ 25/ 2013    $67,056,603.88
    76    9/ 25/ 2013    $65,453,738.34
    77   10/ 25/ 2013    $63,889,105.24
    78   11/ 25/ 2013    $62,361,794.10
    79   12/ 25/ 2013    $57,006,492.06
    80    1/ 25/ 2014    $49,515,832.36
    81    2/ 25/ 2014    $43,456,912.19
    82    3/ 25/ 2014    $42,418,156.53
    83    4/ 25/ 2014    $41,404,177.62
    84    5/ 25/ 2014    $40,414,385.46
    85    6/ 25/ 2014    $39,448,204.03
    86    7/ 25/ 2014    $38,505,071.05
    87    8/ 25/ 2014    $37,584,437.58
    88    9/ 25/ 2014    $36,685,767.76
    89   10/ 25/ 2014    $35,808,538.48
    90   11/ 25/ 2014    $34,952,239.06
    91   12/ 25/ 2014    $34,116,370.98
    92    1/ 25/ 2015    $33,300,447.55
    93    2/ 25/ 2015    $32,503,993.71
    94    3/ 25/ 2015    $31,726,545.64
    95    4/ 25/ 2015    $30,967,650.60
    96    5/ 25/ 2015    $30,226,866.62
    97    6/ 25/ 2015    $29,503,762.22
    98    7/ 25/ 2015    $28,797,916.18
    99    8/ 25/ 2015    $28,108,917.34
   100    9/ 25/ 2015    $27,436,364.31
   101   10/ 25/ 2015    $26,779,865.22
   102   11/ 25/ 2015    $26,139,037.56
   103   12/ 25/ 2015    $25,513,507.90
   104    1/ 25/ 2016    $24,902,911.71
   105    2/ 25/ 2016    $24,306,893.12
   106    3/ 25/ 2016    $23,725,104.76
   107    4/ 25/ 2016    $23,157,207.49
   108    5/ 25/ 2016    $22,602,870.24
   109    6/ 25/ 2016    $22,061,769.85
   110    7/ 25/ 2016    $21,533,590.84
   111    8/ 25/ 2016    $21,018,025.21
   112    9/ 25/ 2016    $20,514,772.34
   113   10/ 25/ 2016    $20,023,538.72
   114   11/ 25/ 2016    $19,544,037.85
   115   12/ 25/ 2016    $17,147,751.35
   116    1/ 25/ 2017    $16,737,187.32
   117    2/ 25/ 2017             $0.00

(1) The notional balance may be adjusted +/-5% based upon the final collateral pool

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Interest Available Rate:      On any Distribution Date and any class of Offered
                              Certificates, the per annum rate equal to (a) the interest received from the mortgage loans adjusted to account for any Net Swap Payments or Swap
                              Termination Payments payable the Certificate Swap
                              Provider divided by the aggregate principal balance of the mortgage loans and multiplied by
                              (b) a fraction equal to (x) 360 divided by (y) the actual number of days in the related Accrual
                              Period.

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and
(ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

             AFC at 25% CPR incl.     AFC at 25% CPR incl.
                 both Neg and               both Neg
Date        Pos Swap All Benchmarks     and Pos Swap All
                  at Pricing               Benchmarks
                     Rates                   at 20%
---------   -----------------------   --------------------
25-Jun-07                      7.92                  22.53
25-Jul-07                      6.65                  21.26
25-Aug-07                      6.61                  21.22
25-Sep-07                      6.61                  21.22
25-Oct-07                      6.65                  21.26
25-Nov-07                      6.61                  21.22
25-Dec-07                      6.65                  21.26
25-Jan-08                      6.61                  21.22
25-Feb-08                      6.61                  21.22
25-Mar-08                      6.70                  21.31
25-Apr-08                      6.61                  21.22
25-May-08                      6.65                  21.26
25-Jun-08                      6.61                  21.22
25-Jul-08                      6.65                  21.26
25-Aug-08                      6.61                  21.22
25-Sep-08                      6.61                  21.22
25-Oct-08                      6.65                  21.26
25-Nov-08                      6.61                  21.22
25-Dec-08                      6.65                  21.26
25-Jan-09                      6.61                  21.22
25-Feb-09                      6.61                  21.22
25-Mar-09                      6.75                  21.36
25-Apr-09                      6.61                  21.22
25-May-09                      6.65                  21.26
25-Jun-09                      6.61                  21.22
25-Jul-09                      6.65                  21.26
25-Aug-09                      6.61                  21.22
25-Sep-09                      6.61                  21.22
25-Oct-09                      6.65                  21.26
25-Nov-09                      6.61                  21.22
25-Dec-09                      6.65                  21.26
25-Jan-10                      6.61                  21.22
25-Feb-10                      6.61                  21.22
25-Mar-10                      6.75                  21.36
25-Apr-10                      6.61                  21.22
25-May-10                      6.65                  21.26
25-Jun-10                      6.61                  21.22
25-Jul-10                      6.65                  21.26
25-Aug-10                      6.61                  21.22
25-Sep-10                      6.61                  21.22
25-Oct-10                      6.65                  21.26
25-Nov-10                      6.61                  21.22
25-Dec-10                      6.65                  21.26
25-Jan-11                      6.61                  21.22
25-Feb-11                      6.61                  21.22
25-Mar-11                      6.75                  21.36
25-Apr-11                      6.61                  21.22
25-May-11                      6.65                  21.26
25-Jun-11                      6.61                  21.22
25-Jul-11                      6.65                  21.26
25-Aug-11                      6.61                  21.22
25-Sep-11                      6.61                  21.22
25-Oct-11                      6.65                  21.26
25-Nov-11                      6.61                  21.22
25-Dec-11                      6.65                  21.25
25-Jan-12                      6.62                  20.88
25-Feb-12                      6.68                  19.73
25-Mar-12                      7.00                  18.36
25-Apr-12                      6.78                  18.07
25-May-12                      6.89                  18.21
25-Jun-12                      6.78                  18.07
25-Jul-12                      6.89                  18.21
25-Aug-12                      6.78                  18.07
25-Sep-12                      6.78                  18.07
25-Oct-12                      6.89                  18.21
25-Nov-12                      6.78                  18.07
25-Dec-12                      6.89                  18.21
25-Jan-13                      6.78                  18.07
25-Feb-13                      6.78                  18.07
25-Mar-13                      7.12                  18.53
25-Apr-13                      6.78                  18.07
25-May-13                      6.89                  18.22
25-Jun-13                      6.78                  18.07
25-Jul-13                      6.89                  18.22
25-Aug-13                      6.78                  18.07
25-Sep-13                      6.78                  18.07
25-Oct-13                      6.89                  18.22
25-Nov-13                      6.78                  18.07
25-Dec-13                      6.92                  17.82
25-Jan-14                      6.85                  16.93
25-Feb-14                      6.88                  16.34
25-Mar-14                      7.32                  16.98
25-Apr-14                      6.88                  16.34
25-May-14                      7.02                  16.54
25-Jun-14                      6.88                  16.34
25-Jul-14                      7.02                  16.54
25-Aug-14                      6.88                  16.34
25-Sep-14                      6.88                  16.34
25-Oct-14                      7.02                  16.54
25-Nov-14                      6.88                  16.34
25-Dec-14                      7.02                  16.55
25-Jan-15                      6.88                  16.35
25-Feb-15                      6.88                  16.35
25-Mar-15                      7.32                  16.99
25-Apr-15                      6.88                  16.35


Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.32%, 5.36%, 5.30%, and 4.892%, respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed. Reflects both payments made to and received from the Certificate Swap Provider.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Excess Spread(1)(2)

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied; (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

 Period          Excess Interest
---------       ---------------

25-Jun-07       2.377%
25-Jul-07       1.109%
25-Aug-07       1.065%
25-Sep-07       1.065%
25-Oct-07       1.108%
25-Nov-07       1.064%
25-Dec-07       1.108%
25-Jan-08       1.063%
25-Feb-08       1.063%
25-Mar-08       1.154%
25-Apr-08       1.062%
25-May-08       1.106%
25-Jun-08       1.062%
25-Jul-08       1.105%
25-Aug-08       1.061%
25-Sep-08       1.060%
25-Oct-08       1.104%
25-Nov-08       1.060%
25-Dec-08       1.103%
25-Jan-09       1.059%
25-Feb-09       1.058%
25-Mar-09       1.199%
25-Apr-09       1.057%
25-May-09       1.101%
25-Jun-09       1.056%
25-Jul-09       1.100%
25-Aug-09       1.055%
25-Sep-09       1.055%
25-Oct-09       1.098%
25-Nov-09       1.054%
25-Dec-09       1.097%
25-Jan-10       1.053%
25-Feb-10       1.052%
25-Mar-10       1.192%
25-Apr-10       1.051%
25-May-10       1.094%
25-Jun-10       1.049%
25-Jul-10       1.111%
25-Aug-10       1.071%
25-Sep-10       1.073%
25-Oct-10       1.119%
25-Nov-10       1.077%
25-Dec-10       1.123%
25-Jan-11       1.082%
25-Feb-11       1.084%
25-Mar-11       1.228%
25-Apr-11       1.089%
25-May-11       1.135%
25-Jun-11       1.094%
25-Jul-11       1.141%
25-Aug-11       1.099%
25-Sep-11       1.102%
25-Oct-11       1.149%
25-Nov-11       1.108%
25-Dec-11       1.155%
25-Jan-12       1.120%
25-Feb-12       1.188%
25-Mar-12       1.510%
25-Apr-12       1.298%
25-May-12       1.406%
25-Jun-12       1.305%
25-Jul-12       1.412%
25-Aug-12       1.312%
25-Sep-12       1.316%
25-Oct-12       1.424%
25-Nov-12       1.323%
25-Dec-12       1.431%
25-Jan-13       1.331%
25-Feb-13       1.336%
25-Mar-13       1.674%
25-Apr-13       1.344%
25-May-13       1.453%
25-Jun-13       1.353%
25-Jul-13       1.462%
25-Aug-13       1.363%
25-Sep-13       1.368%
25-Oct-13       1.477%
25-Nov-13       1.378%
25-Dec-13       1.518%
25-Jan-14       1.455%
25-Feb-14       1.491%
25-Mar-14       1.939%
25-Apr-14       1.502%
25-May-14       1.645%
25-Jun-14       1.514%
25-Jul-14       1.657%
25-Aug-14       1.526%
25-Sep-14       1.532%
25-Oct-14       1.676%
25-Nov-14       1.545%
25-Dec-14       1.689%
25-Jan-15       1.559%
25-Feb-15       1.566%
25-Mar-15       2.015%
25-Apr-15       1.581%


Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain constant at 5.320%, 5.36%, 5.30%, and 4.892% respectively, and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment received by the trust less total interest (including Net Rate Carryover) on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Sensitivity Table - To Call

The assumptions for the sensitivity table below are as follows:

o     The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.36%, 5.30% and 4.892%, respectively

o     10% Clean Up Call is exercised

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-A-1A  WAL                 7.45      5.13      2.97      2.39      1.97      1.38      1.02
              First Prin Pay         1         1         1         1         1         1         1
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-A-1B  WAL                 7.45      5.13      2.97      2.39      1.97      1.38      1.02
              First Prin Pay         1         1         1         1         1         1         1
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-A-2   WAL                 7.45      5.13      2.97      2.39      1.97      1.38      1.02
              First Prin Pay         1         1         1         1         1         1         1
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-1   WAL                12.78      8.89      5.23      4.43      3.96      3.66      2.90
              First Prin Pay        78        51        37        38        39        42        35
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-2   WAL                12.78      8.89      5.22      4.40      3.92      3.53      2.90
              First Prin Pay        78        51        37        38        39        41        35
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-3   WAL                12.78      8.89      5.22      4.40      3.90      3.47      2.90
              First Prin Pay        78        51        37        38        38        40        35
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-4   WAL                12.78      8.89      5.22      4.40      3.88      3.44      2.90
              First Prin Pay        78        51        37        38        38        39        35
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-5   WAL                12.64      8.78      5.15      4.32      3.82      3.33      2.90
              First Prin Pay        78        51        37        37        37        38        35
              Last Prin Pay        223       161        95        77        64        47        35

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-6   WAL                10.62      7.21      4.22      3.62      3.30      3.10      2.90
              First Prin Pay        78        51        37        37        37        37        35
              Last Prin Pay        195       138        81        66        54        39        35

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Sensitivity Table - To Maturity

The assumptions for the sensitivity table below are as follows:

o     The pricing prepayment assumptions as per below are applied

o 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static at 5.320%, 5.36%, 5.30%, and 4.892 %, respectively

o     10% Clean Up Call is not exercised


                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-A-1A  WAL                 7.84      5.51      3.24      2.62      2.16      1.52      1.07
              First Prin Pay         1         1         1         1         1         1         1
              Last Prin Pay        343       308       209       173       145       106        80

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-A-1B  WAL                 7.84      5.51      3.24      2.62      2.16      1.52      1.07
              First Prin Pay         1         1         1         1         1         1         1
              Last Prin Pay        343       308       209       173       145       106        80

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-A-2   WAL                 7.84      5.51      3.24      2.62      2.16      1.52      1.07
              First Prin Pay         1         1         1         1         1         1         1
              Last Prin Pay        343       308       209       173       145       106        80

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-1   WAL                13.42      9.48      5.64      4.76      4.24      3.85      4.28
              First Prin Pay        78        51        37        38        39        42        47
              Last Prin Pay        288       222       137       112        93        68        56

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-2   WAL                13.31      9.36      5.55      4.67      4.14      3.68      3.81
              First Prin Pay        78        51        37        38        39        41        45
              Last Prin Pay        271       204       125       102        84        61        47

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-3   WAL                13.20      9.26      5.48      4.61      4.08      3.58      3.62
              First Prin Pay        78        51        37        38        38        40        43
              Last Prin Pay        259       193       117        95        79        57        45

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-4   WAL                13.07      9.14      5.40      4.55      4.00      3.51      3.50
              First Prin Pay        78        51        37        38        38        39        41
              Last Prin Pay        248       183       110        89        74        54        43

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-5   WAL                12.69      8.82      5.18      4.35      3.85      3.34      3.32
              First Prin Pay        78        51        37        37        37        38        39
              Last Prin Pay        237       173       104        84        70        51        41

                               10% CPR   15% CPR   25% CPR   30% CPR   35% CPR   45% CPR   55% CPR
                               -------   -------   -------   -------   -------   -------   -------
Class I-M-6   WAL                10.62      7.21      4.22      3.62      3.30      3.10      3.12
              First Prin Pay        78        51        37        37        37        37        37
              Last Prin Pay        195       138        81        66        54        39        39

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------

Breakeven Analysis

                                     Static

Class                        I-M-1                 I-M-2              I-M-3        I-M-4            I-M-5          I-M-6
Rating (S/ M/ D)      AA+/ Aa1/ AA (high)   AA+/ Aa2 / AA (high)   AA/ Aa3/ AA   AA/ A1/ AA   AA-/ NR/ AA (low)   A/ NR/ A

Loss Severity                 25%                    25%               25%          25%              25%             25%
Indices                     Static                 Static            Static        Static          Static          Static
Default (CDR)                11.49                   9.71             8.54         7.57             5.41            3.72
Collateral Loss (%)           7.44                   6.54             5.91         5.36             4.05            2.91


                                     Forward

Class                        I-M-1                 I-M-2              I-M-3        I-M-4            I-M-5          I-M-6
Rating (S/ M/ D)      AA+/ Aa1/ AA (high)   AA+/ Aa2 / AA (high)   AA/ Aa3/ AA   AA/ A1/ AA   AA-/ NR/ AA (low)   A/ NR/ A
(high)

Loss Severity                 25%                    25%               25%          25%              25%             25%
Indices                     Forward               Forward            Forward      Forward          Forward         Forward
Default (CDR)                11.27                   9.53             8.39         7.44             5.32            3.66
Collateral Loss (%)           7.33                   6.45             5.83         5.29             3.99            2.86

Assumptions

Run at pricing speed assumption of 25% CPR to Maturity
All Trigger Events Failing
12 month lag to recovery
"Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
Servicer advances 100% principal and interest until liquidation

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 16, 2007
BCAP LLC Trust, 2007-AA3, Group I
--------------------------------------------------------------------------------


Contact Information

                         Barclays Capital

ABS Finance

Jay Kim                  (212) 412-7621
                         jay.kim@barcap.com

Glen Greeley             (212) 412-6741
                         glen.greeley@barcap.com

Michael Dryden           (212) 412-7539
                         michael.dryden@barcap.com

Belinda Torres           (212) 412-7592
                         belinda.torres@barcap.com

Alison Cohen             (212) 412-6906
                         alison.cohen@barcap.com

Keith.Singletary         (212) 412-1134
                         Keith.Singletary@barcap.com

Structure & Collateral

Maggie Jiang             (212) 412-6894
                         maggie.jiang@barcap.com

Martin Akguc             (212) 412-2442
                         martin.akguc@barcap.com

Dan King                 (212) 412-3676
                         daniel.king@barcap.com

Reema Gupta              (212) 412-5188
                         reema.gupta@barcap.com

Eva Andrijcic            (212) 412-6766
                         Eva.Andrijcic@barcap.com

Trading

Steve Cozine             (212) 412-1316
                         steve.cozine@barcap.com

Bret Ackerman            (212) 412-5318
                         bret.ackerman@barcap.com

Rich Chung               (212) 412-5332
                         richard.chung@barcap.com

                         Rating Agencies

Standard & Poor's

Julia Morrison           (212) 438-7647
                         julia_morrison@sandp.com

Moody's

Jipil Ha                 (212) 553-1431
                         Jipil.Ha@moodys.com

DBRS

Sagar Kongettira         (212) 806-3266
                         skongettira@dbrs.com